Exhibit 5.3

CONSENT OF BLAKE, CASSELS & GRAYDON LLP

January 23, 2017

Reference: 00095925/000018

Fortuna Silver Mines Inc.

650—200 Burrard Street

Vancouver, British Columbia

V6C 3L6

Re:    Fortuna Silver Mines Inc. (the “Company”)

  Registration Statement on Form F-10

Ladies and Gentlemen,

We hereby consent to the references to our firm name on the cover page and under the headings “Documents Filed as Part of the Registration Statement” and “Legal Matters”, and to the reference to our firm name and the use of our opinion under the headings “Certain Canadian Federal Income Tax Considerations” and “Eligibility for Investment” in the prospectus included as part of the Company’s registration statement on Form F-10 to which this consent is attached.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Blake, Cassels & Graydon LLP
Blake, Cassels & Graydon LLP